                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE                       CONTACT:

                                            Jenny Haynes
                                            Vice President Investor Relations
                                            (214) 245-3164


              ODYSSEY HEALTHCARE REPORTS FIRST QUARTER 2003 RESULTS

  Revenue Increases 50 %, Net Income Increases 79%, Company Increases Guidance


         DALLAS, TEXAS (May 5, 2003)--Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, announced financial results for the three months ended March 31, 2003.

         Net patient service revenue for the 2003 quarter grew 50 percent to $60.1 million, compared to $40.1 million for the first quarter of 2002. Net income for the quarter was $7.2 million, a 79 percent increase over the $4.0 million for the corresponding quarter in 2002. Earnings per diluted share were $0.29, an increase of 81 percent over the $0.16 for the year-ago quarter. (Per share information for 2002 has been restated to reflect the company's 50 percent stock dividend on Feb. 21, 2003.) The company's effective income tax rate for the first quarter of 2003 was 39 percent, compared to 37 percent for the first quarter of 2002.

         Net cash provided by operations for the 2003 quarter was $12.3 million.

         The average daily census for the quarter was 5,363 patients, an increase of 45 percent over the 3,690 patients for the first quarter of 2002. Days of care for the quarter increased 45 percent to 482,648, compared to 332,064 for the same quarter last year. The average daily census for the month of March 2003 was 5,533, a 44 percent increase over the March 2002 average daily census of 3,854.

         "Our goal of providing excellent service to an increasing number of patients and their families and leveraging our existing infrastructure to produce strong financial performance is showing very good results," said Richard
R. Burnham, chairman and chief executive officer of the company. "As is typical in our company, the increase in days of patient care is primarily attributable to growth in our existing locations. In addition to this internal growth, during the quarter, we acquired a hospice south of Dallas, which complements our Dallas/Fort Worth service area."

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Odyssey HealthCare Q1 Earnings


         Mr. Burnham noted that while quarterly results may vary from time to time, the company anticipates continued good performance in 2003 and therefore is increasing its guidance for the year. "We expect revenue growth in 2003 of 30 to 33 percent over 2002 and an increase of 35 to 40 percent in net income over 2002," he said. The company had previously provided guidance of 30 percent growth in revenue and 30 to 35 percent growth in net income year over year.

         The company also noted it is on schedule to complete eight start-up locations in 2003. The company's start-ups have historically reached break-even, as measured by income excluding corporate overhead, in approximately 12 months.

         In addition, the company announced it had acquired two new hospice locations on May 1, 2003. The company said the acquisitions added only a small number of additional patients to its census, but met strategic expansion objectives. Terms of the transactions were not disclosed.

         Odyssey HealthCare will host a conference call to discuss the quarter on Tuesday, May 6, 2003 at 10 a. m. (EDT). The call will be broadcast live and can be accessed on the company's website at www.odsyhealth.com.

         Headquartered in Dallas, Tex., Odyssey HealthCare has 67 hospice locations in 26 states. In terms of both average daily patient census and number of locations, the company is one of the largest providers of hospice care in the country. Odyssey seeks to improve the quality of life of terminally ill patients and their families, by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

         Certain statements contained in this press release are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on current management expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to, general market conditions and the disclosure contained under the heading "Some Risks Related to Our Business" in "Item 1. Business" of Odyssey's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2003. Many of these factors are beyond the ability of the company to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management's views only as of the date hereof. The company undertakes no obligation to revise or

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Odyssey HealthCare

update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

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Page 4
Odyssey HealthCare Q1

                    ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                     Three months ended March 31,
                                                                                     ----------------------------
                                                                                         2003            2002
                                                                                     ------------    ------------
                                                                                     (unaudited)     (unaudited)
Net patient service revenue                                                          $     60,060    $     40,133
Operating expenses:
    Direct hospice care                                                                    29,311          19,306
    General and administrative                                                             17,497          13,379
    Stock based compensation charges                                                          111             188
    Provision for uncollectible accounts                                                      844             653
    Depreciation and amortization                                                             504             309
                                                                                     ------------    ------------
                                                                                           48,267          33,835
                                                                                     ------------    ------------
Income from operations                                                                     11,793           6,298
Other income (expense):
    Interest income                                                                            95             185
    Interest expense                                                                          (71)            (96)
                                                                                     ------------    ------------
                                                                                               24              89
                                                                                     ------------    ------------
Income before provision for income taxes                                                   11,817           6,387
    Provision for income taxes                                                              4,608           2,363
                                                                                     ------------    ------------
Net income available to common stockholders                                          $      7,209    $      4,024
                                                                                     ============    ============

Net income per common share:
    Basic net income per common share                                                $       0.31    $       0.17
                                                                                     ============    ============
    Diluted net income per common share                                              $       0.29    $       0.16
                                                                                     ============    ============


Weighted average shares outstanding:
    Basic                                                                                  23,615          22,998(1)
    Diluted                                                                                24,579          24,482(1)

(1) Per share information for 2002 has been restated to reflect the company's 50 percent stock dividend on Feb. 21, 2003.



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Page 5
Odyssey HealthCare Q1 Release


                    ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                       MARCH 31,     DECEMBER 31,
                                                                         2003           2002
                                                                     ------------    ------------
                                              ASSETS
Current assets:
  Cash and cash equivalents                                          $      3,574    $      7,732
  Short-term investments                                                   38,974          25,898
  Accounts receivable from patient services, net of allowance for uncollectible accounts of $3,761 and $2,962 at
     March 31, 2003 and December 31, 2002, respectively                    40,037          35,652
  Deferred tax assets                                                       1,752           1,752
  Income taxes receivable                                                      --             667
  Other current assets                                                      1,938           2,172
                                                                     ------------    ------------
       Total current assets                                                86,275          73,873
Property and equipment, net                                                 3,777           3,670
Debt issue costs, net and other                                                17              25
Goodwill, net                                                              49,220          46,527
Intangibles, net                                                            1,566           1,319
                                                                     ------------    ------------
       Total assets                                                  $    140,855    $    125,414
                                                                     ============    ============

                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                   $      5,141    $      2,158
  Accrued compensation                                                      8,960           7,277
  Accrued nursing home costs                                                8,613           7,377
  Accrued income taxes                                                      1,927              --
  Other accrued expenses                                                    5,742           5,289
  Current maturities of long-term debt and capital lease
     obligations                                                               22             274
                                                                     ------------    ------------
       Total current liabilities                                           30,405          22,375
Deferred tax liability                                                      1,779           1,779
Other liabilities                                                              --             327
Commitments and contingencies
Stockholders' equity:
     Common stock,
     Issued and outstanding shares - 23,690,315 and 23,378,091
       at March 31, 2003 and December 31, 2002, respectively                   24              23
     Additional paid-in capital                                            79,608          79,191
     Deferred compensation                                                   (615)           (726)
     Retained earnings                                                     29,654          22,445
                                                                     ------------    ------------
     Total stockholders' equity                                           108,671         100,933
                                                                     ------------    ------------
       Total liabilities and stockholders' equity                    $    140,855    $    125,414
                                                                     ------------    ------------



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Page 6
Odyssey HealthCare Q1 Release


                    ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                                                   Three months ended March 31,
                                                                                   ----------------------------
                                                                                     2003             2002
                                                                                   ------------    ------------
                                                                                    (unaudited)     (unaudited)
Operating Activities
  Net income                                                                       $      7,209    $      4,024
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization                                                           504             309
    Amortization of deferred charges and debt discount                                        8               8
    Stock-based compensation                                                                111             188
    Deferred tax expense                                                                     --            (306)
    Provision for uncollectible accounts                                                    844             653
    Changes in operating assets and liabilities, net of
      acquisitions:
      Accounts receivable                                                                (5,556)            324
      Other current assets                                                                  901            (241)
      Accounts payable, accrued nursing home costs and
        other accrued expenses                                                            8,282           1,531
                                                                                   ------------    ------------
      Net cash provided by operating activities                                          12,303           6,490
Investing Activities
   Cash paid for acquisitions                                                            (3,001)            (37)
   Increase in short-term investments                                                   (13,076)        (11,704)
   Purchase of property and equipment                                                      (550)           (440)
                                                                                   ------------    ------------
      Net cash used in investing activities                                             (16,627)        (12,181)
Financing Activities
   Proceeds from issuance of common stock                                                   418             135
   Proceeds from issuance of debt                                                            --              15
   Payments on debt                                                                        (252)           (254)
                                                                                   ------------    ------------
      Net cash provided by (used in) financing
        activities                                                                          166            (104)
                                                                                   ------------    ------------
Net decrease in cash and cash equivalents                                                (4,158)         (5,795)
Cash and cash equivalents, beginning of period                                            7,732          20,072
                                                                                   ------------    ------------
Cash and cash equivalents, end of period                                           $      3,574    $     14,277
                                                                                   ============    ============
Supplement Cash Flow Information
   Cash interest paid                                                                        65              55
   Income taxes paid                                                                      2,116           2,526



                                       END